Exhibit 99.1

ModSys International Ltd. “Modern Systems” to Announce 2014 Annual Results on Tuesday, March 31, 2015

March 27, 2015

Seattle, WA:  ModSys International Ltd. (formerly known as BluePhoenix Solutions Ltd.) (“Modern Systems”) (NASDAQ: MDSY) announced today that it will report its 2014 annual financial results on Tuesday, March 31, 2015. The company’s management team will host a conference call to discuss the results at 4:30 p.m. EDT/1:30 p.m. PDT. The call can be accessed by dialing 1-888-427-9376 within the United States, or via local US number 1-719-325-2393, if calling internationally, approximately five minutes prior to its scheduled commencement. The participant code for the call is 1910567.

About ModSys International Ltd. “Modern Systems”

ModSys International Ltd. (formerly known as BluePhoenix Solutions Ltd.) (“Modern Systems”) (NASDAQ: MDSY) provides legacy language and database translation.  The Modern Systems portfolio includes a comprehensive suite of tools and services for automated database and application migration. Leveraging over 20 years of best-practice domain expertise, Modern Systems works closely with its customers to minimize risk and provide a clear path from legacy platforms like COBOL, Natural/Adabas and others to modern solutions like SQL, DB2, Java and more.  Modern Systems customers come from diverse industries and vertical markets such as automotive, banking and financial services, insurance, manufacturing, and retail.  Modern Systems has six offices in the United States, United Kingdom, Italy, Romania, and Israel. All references in this release to “we,” “our,” “us,”,” the Company”, and “Modern Systems” refer to ModSys International Ltd. and its subsidiaries unless otherwise indicated.